Exhibit 4.1

CMLP

THIS CERTIFICATE IS TRANSFERABLE
IN JERSEY CITY, NJ, NEW YORK, NY
AND PITTSBURGH, PA

Crestwood
MIDSTREAM PARTNERS LP

COMMON UNITS

CERTIFICATE EVIDENCING COMMON UNITS
REPRESENTING LIMITED PARTNER INTERESTS IN

Crestwood Midstream Partners LP

CUSIP 226372 10 0

In accordance with Section 4.1 of the Second Amended and Restated Agreement of Limited Partnership of Crestwood Midstream Partners LP, as amended, supplemented or restated from time to time (the "Partnership Agreement"), Crestwood Midstream Partners LP, a Delaware limited partnership (the "Partnership"), hereby certifies that the holder (the "Holder") is the registered owner of **COMMON UNITS**

representing limited partner interests in the Partnership (the "Common Units") transferable on the books of the Partnership, in person or by duly authorized attorney, upon surrender of this Certificate properly endorsed. The rights, preferences and limitations of the Common Units are set forth in, and this Certificate and the Common Units represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Partnership Agreement. Copies of the Partnership Agreement are on file at, and will be furnished without charge on delivery of written request to the Partnership at, the principal office of the Partnership located at 717 Texas Avenue, Suite 3150, Houston, Texas 77002. Capitalized terms used herein but not defined shall have the meanings given them in the Partnership Agreement.

The Holder, by accepting this Certificate, is deemed to have (i) requested admission as, and agreed to become, a Limited Partner and to have agreed to comply with and be bound by and to have executed the Partnership Agreement, (ii) represented and warranted that the Holder has all right, power and authority and, if an individual, the capacity necessary to enter into the Partnership Agreement, (iii) granted the powers of attorney provided for in the Partnership Agreement and (iv) made the waivers and given the consents and approvals contained in the Partnership Agreement.

This Certificate shall not be valid for any purpose unless it has been countersigned and registered by the Transfer Agent and Registrar. This Certificate shall be governed by and construed in accordance with the laws of the State of Delaware.

Crestwood Midstream Partners LP

DATED:

By: Crestwood Gas Services GP LLC, its General Partner

By: *[signature]*
President and Chief Executive Officer

By: *[signature]*
Senior Vice President and Corporate Secretary

COUNTERSIGNED AND REGISTERED:
MELLON INVESTOR SERVICES LLC
TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE

PROOF OF: MARCH 25, 2011
CRESTWOOD MIDSTREAM PARTNERS LP
WO 3397 FC LOT 2
OPERATOR: TSUB
Rev 1

ABnote North America
711 ARMSTRONG LANE
COLUMBIA, TENNESSEE 38401
(931) 388-3003
SALES: HOLLY GRONER 931-490-7660

COLORS SELECTED FOR PRINTING: LOGO prints in pms 3015 (64%, 80%, 100%) and black. Intaglio prints in sc-7 dark blue.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ____ OK AS IS ____ OK WITH CHANGES ____ MAKE CHANGES AND SEND ANOTHER PROOF

assiGNmeNt oF commoN UNits oF crestwood midstream partNers Lp FOR VaLUE REcEIVED, hereby assigns, conveys, sells and transfers unto PLEaSE INSERT SOcIaL SEcURITY OR OThER IDENTIFYING NUmBER OF aSSIGNEE (Please print or typewrite name and address of assignee) common Units representing limited partner interests evidenced by this certificate, subject to the Partnership agreement, and does hereby irrevocably constitute and appoint with full power of substitution to transfer the same on the books of crestwood midstream Partners LP. as its attorney-in-fact Date: siGNatUre(s) mUst Be GUaraNteed BY aN eLiGiBLe GUaraNtor iNstitUtioN (BaNKs, stocKBroKers, saViNGs aNd LoaN associatioNs aNd credit UNioNs witH memBersHip iN aN approVed siGNatUre GUaraNtee medaLLioN proGram), pUrsUaNt to s.e.c. rULe 17ad-15. siGNatUre(s) GUaraNteed NOTE: The signature to any endorsement hereon must correspond with the name as written upon the face of this certificate in every particular, without alteration, enlargement, or change. (Signature) (Signature) The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as follows according to applicable laws or regulations: TEN cOm TEN ENT JT TEN as tenants in common as tenants by the entireties as joint tenants with right of survivorship and not as tenants in common UNIF GIFT/TRaNSFERS mIN acT— TEN (cust) (minor) under Uniform Gifts/Transfers to cD minors act (State) additional abbreviations, though not in the above list, may also be used. — — — aBBreViatioNs ThE hOLDER OF ThIS SEcURITY acKNOWLEDGES FOR ThE BENEFIT OF cRESTWOOD mIDSTREam PaRTNERS LP ThaT ThIS SEcURITY maY NOT BE SOLD, OFFERED, RESOLD, PLEDGED OR OThERWISE TRaNSFERRED IF SUch TRaNSFER WOULD (a) VIOLaTE ThE ThEN aPPLIcaBLE FEDERaL OR STaTE SEcURITIES LaWS OR RULES aND REGULaTIONS OF ThE SEcURITIES aND EXchaNGE cOmmISSION, aNY STaTE SEcURITIES cOmmISSION OR aNY OThER GOVERNmENTaL aUThORITY WITh JURISDIcTION OVER SUch TRaNSFER, (B) TERmINaTE ThE EXISTENcE OR QUaLIFIcaTION OF cRESTWOOD mIDSTREam PaRTNERS LP UNDER ThE LaWS OF ThE STaTE OF DELaWaRE, OR (c) caUSE cRESTWOOD mIDSTREam PaRTNERS LP TO BE TREaTED aS aN aSSOcIaTION TaXaBLE aS a cORPORaTION OR OThERWISE TO BE TaXED aS aN ENTITY FOR FEDERaL INcOmE TaX PURPOSES (TO ThE EXTENT NOT aLREaDY SO TREaTED OR TaXED). cRESTWOOD GaS SERVIcES GP LLc, ThE GENERaL PaRTNER OF cRESTWOOD mIDSTREam PaRTNERS LP, maY ImPOSE aDDITIONaL RESTRIcTIONS ON ThE TRaNSFER OF ThIS SEcURITY IF IT REcEIVES aN OPINION OF cOUNSEL ThaT SUch RESTRIcTIONS aRE NEcESSaRY TO aVOID a SIGNIFIcaNT RISK OF cRESTWOOD mIDSTREam PaRTNERS LP BEcOmING TaXaBLE aS a cORPORaTION OR OThERWISE BEcOmING TaXaBLE aS aN ENTITY FOR FEDERaL INcOmE TaX PURPOSES. ThE RESTRIcTIONS SET FORTh aBOVE ShaLL NOT PREcLUDE ThE SETTLEmENT OF aNY TRaNSacTIONS INVOLVING ThIS SEcURITY ENTERED INTO ThROUGh ThE FacILITIES OF aNY NaTIONaL SEcURITIES EXchaNGE ON WhIch ThIS SEcURITY IS LISTED OR aDmITTED TO TRaDING. No transfer of the common Units evidenced hereby will be registered on the books of the Partnership, unless the certificate evidencing the common Units to be transferred is surrendered for registration or transfer. pLease iNitiaL tHe appropriate seLectioN For tHis prooF: oK as is oK witH cHaNGes maKe cHaNGes aNd seNd aNotHer prooF aBnote North america 711 armstroNG LaNe coLUmBia, teNNessee 38401 (931) 388-3003 saLes: HoLLY GroNer 931-490-7660 PROOF OF: maRch 24, 2011 crestwood midstream partNers Lp wo 3397 BK Lot 2 commoN OPERaTOR: TS New